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                                                             Exhibit 5.1


                      [LETTER HEAD OF PEPPER HAMILTON LLP]

                                 February 14, 2000

Bluestone Software, Inc.
300 Stevens Drive
Philadelphia, PA  19113

                     Re: Registration Statement on Form S-1
                         (REGISTRATION NO. 333-95931)

Ladies and Gentlemen:

         We have acted as counsel to Bluestone Software, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 3,500,000 shares (the "Primary Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), of which 1,750,000 shares will be sold by the Company and 1,750,000 shares will be sold by certain selling shareholders, and up to an additional 525,000 shares of Common Stock to cover over-allotments to be sold by certain selling shareholders (collectively, the "Additional Shares" and, together with the Primary Shares, the "Shares").

         The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on February 1, 2000 and Amendment No. 1 thereto filed on
February 14, 2000 (collectively, the "Registration Statement"); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, Deutsche Bank Alex.Brown, Soundview Technology Group, C.E. Unterberg, Towbin and Legg Mason Wood Walker, Incorporated; (iii) the Company's Certificate of Incorporation and Bylaws, as in effect on the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (v) such other


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Bluestone Software, Inc.
February 14, 2000
Page 2


documents relating to the Company and the proposed issuance of the Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware ("GCL").

         Based upon and subject to the foregoing, we are of the opinion that the Additional Shares have been duly and validly issued and are fully-paid and non-assessable by the Company under the GCL and that when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

         This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                   Very truly yours,





                                   /s/ PEPPER HAMILTON LLP